Exhibit 99.1

NEWS RELEASE
RLI Corp.	9025 N. Lindbergh Drive | Peoria, IL 61615-1431
P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: Aaron Jacoby
(309) 693-5880
Aaron.Jacoby@rlicorp.com
www.rlicorp.com

RLI Reports First Quarter 2013 Results

PEORIA, ILLINOIS, April 17, 2013 — RLI Corp. (NYSE: RLI) — RLI Corp. reported first quarter 2013 operating earnings of $22.5 million ($1.04 per share), compared to $20.6 million ($0.96 per share) for the first quarter of 2012.

	First Quarter
Earnings Per Diluted Share	2013	2012
Operating earnings	$1.04	$0.96
Net earnings	$1.15	$1.30

Highlights for the quarter included:

•                  10% growth in gross premiums written.

•                  Underwriting income of $19.8 million, resulting in a combined ratio of 86.2.

•                  $10.8 million net increase in underwriting income resulting from favorable development on prior years’ loss reserves.

•                  Book value per share of $39.16, an increase of 4.6% from year end 2012.

“Last year we delivered solid results, achieving our 17th consecutive year of underwriting income, and I’m pleased to report a strong start in 2013,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “We produced an 86.2 combined ratio and almost 5% growth in book value per share in the first quarter. Gross premium growth hit 10% as positive rate momentum and the impact of growth initiatives carried through to the first quarter, particularly in our Casualty segment.”

“I commend our talented underwriters on continuing to find attractive niche markets where our underwriting expertise is appreciated and rewarded by our customers. We remain well-positioned to capitalize on improving market conditions, but will not lose focus on our trademark underwriting discipline,” said Michael.

Underwriting income

RLI achieved $19.8 million of underwriting income in the first quarter of 2013 on an 86.2 combined ratio, compared to $14.9 million of underwriting income on an 89.1 combined ratio in the same quarter for 2012.

The following table highlights annual underwriting income and combined ratios by segment:

Underwriting Income	First Quarter
(in millions)	2013	2012
Casualty	$4.1	$0.5
Property	10.9	11.9
Surety	4.8	2.5
Total	$19.8	$14.9

	First Quarter
Combined Ratio	2013	2012
Casualty	94.4	99.1
Property	75.7	74.7
Surety	81.8	90.7
Total	86.2	89.1

Results for 2013 include $10.8 million in favorable development in prior years’ loss reserves, compared to $7.8 million in favorable development in prior years’ loss reserves in 2012.

Other income

RLI’s net investment income for the quarter declined 15.7% to $12.9 million, compared to the same period in 2012. The decline in investment income was due to lower reinvestment rates as well as higher allocation to tax-exempt municipal bonds, which

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have lower pre-tax yields than taxable alternatives. The investment portfolio’s total return was 2.5% for the quarter. The bond portfolio gained 0.2% in the quarter, and the equity portfolio’s return was 11.6%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $42.4 million for the quarter ($1.96 per share) compared to $38.8 million ($1.80 per share) for the same quarter in 2012.

During the quarter, equity in earnings of unconsolidated investee was $3.5 million compared to $2.9 million from the same period last year. These results are related to Maui Jim, Inc., a producer of premium sunglasses.

Dividend paid in the first quarter 2013

On March 20, 2013, the company paid a dividend of $0.32 per share, its 147th consecutive quarterly dividend paid to shareholders. RLI’s cumulative dividends, including this recent payment, total more than $470 million paid over the last five years.

Non-GAAP measures

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings adjusted by net realized investment gains/(losses) and taxes related to net realized gains/(losses). Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Other news

At 10 a.m. central time (CT) tomorrow, April 18, 2013, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at www.media-server.com/m/p/pkism3qf.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission; including the Form 10-K Annual Report for the year ended December 31, 2012.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving niche or underserved markets. RLI operates in all 50 states from office locations across the country. RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company, RLI Indemnity Company and Contractors Bonding and Insurance Company — are rated A+ “Superior” by A.M. Best Company.

For additional information, contact Aaron Jacoby, Vice President, Corporate Development at 309-693-5880 or at aaron.jacoby@rlicorp.com or visit our website at www.rlicorp.com.

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Supplemental disclosure regarding the earnings impact of specific items:

	Operating Earnings Per Share
	2013	2012
	1st Qtr	1st Qtr
Operating Earnings Per Share	$1.04	$0.96

Specific items included in operating earnings per share: (1) (2)
• Favorable development on casualty prior years’ reserves	$0.30	$0.18
• Favorable development on property prior years’ reserves	$0.01	$0.08
• Favorable (unfavorable) development on surety prior years’ reserves	$0.01	$(0.05)
• Favorable development on Hurricane Irene	$—	$0.03

(1) Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.

(2) Reserve development reflects changes from previously estimated losses.

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RLI CORP.

2013 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$144,151	$137,280	5.0%
Net investment income	12,886	15,293	-15.7%
Net realized investment gains	3,684	11,416	-67.7%
Consolidated revenue	160,721	163,989	-2.0%

Loss and settlement expenses	61,448	61,883	-0.7%
Policy acquisition costs	50,336	48,197	4.4%
Other insurance expenses	12,569	12,259	2.5%
Interest expense on debt	1,512	1,500	0.8%
General corporate expenses	2,386	1,987	20.1%
Total expenses	128,251	125,826	1.9%

Equity in earnings of unconsolidated investee	3,499	2,946	18.8%

Earnings before income taxes	35,969	41,109	-12.5%
Income tax expense	11,122	13,071	-14.9%
Net earnings	$24,847	$28,038	-11.4%

Other comprehensive earnings, net of tax	17,553	10,776	62.9%
Comprehensive earnings	$42,400	$38,814	9.2%

Operating earnings:
Net earnings	$24,847	$28,038	-11.4%
Less: Realized investment gains, net of tax	2,395	7,420	-67.7%
Operating earnings	$22,452	$20,618	8.9%

Return on Equity:
Net earnings (trailing four quarters)	11.9%	15.5%
Comprehensive earnings (trailing four quarters)	15.8%	18.8%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	21,623	21,528

EPS from operations (1)	$1.04	$0.96	8.3%
Realized gains, net of tax	0.11	0.34	-67.6%
Net earnings per share	$1.15	$1.30	-11.5%

Comprehensive earnings per share	$1.96	$1.80	8.9%

Cash dividends per share	$0.32	$0.30	6.7%

Net Cash Flow used in Operations	$(6,328)	$(3,247)	-94.9%

(1) See discussion of non-GAAP financial measures on page 2.

RLI CORP.

2013 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2013	2012	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,419,312	$1,390,317	2.1%
(amortized cost - $1,344,965 at 3/31/13)
(amortized cost - $1,306,084 at 12/31/12)
Equity securities	407,680	375,788	8.5%
(cost - $235,195 at 3/31/13)
(cost - $240,287 at 12/31/12)
Cash and cash equivalents	25,836	74,776	-65.4%
Total investments and cash	1,852,828	1,840,881	0.6%

Premiums and reinsurance balances receivable	117,599	139,355	-15.6%
Ceded unearned premiums	69,888	73,192	-4.5%
Reinsurance recoverable on unpaid losses	338,553	359,884	-5.9%
Deferred acquisition costs	55,130	52,344	5.3%
Property and equipment	31,464	27,987	12.4%
Investment in unconsolidated investee	55,533	52,128	6.5%
Goodwill and intangibles	75,787	76,113	-0.4%
Other assets	23,497	22,748	3.3%
Total assets	$2,620,279	$2,644,632	-0.9%

Unpaid losses and settlement expenses	1,111,725	1,158,483	-4.0%
Unearned premiums	374,857	369,346	1.5%
Reinsurance balances payable	26,041	43,959	-40.8%
Funds held	59,637	56,633	5.3%
Long-term debt - bonds payable	100,000	100,000	0.0%
Income taxes - deferred	68,049	55,566	22.5%
Accrued expenses	34,206	49,933	-31.5%
Other liabilities	12,249	14,349	-14.6%
Total liabilities	1,786,764	1,848,269	-3.3%
Shareholders’ equity	833,515	796,363	4.7%
Total liabilities & shareholders’ equity	$2,620,279	$2,644,632	-0.9%

OTHER DATA

Common shares outstanding (in 000’s)	21,283	21,263

Book value per share	$39.16	$37.45	4.6%
Closing stock price per share	$71.85	$64.66	11.1%
Cash dividends per share - ordinary	$1.28	$1.26	1.6%
Cash dividends per share - special	$—	$5.00	—

Statutory Surplus	$747,868	$684,072	9.3%

RLI CORP.

2013 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

		GAAP		GAAP		GAAP		GAAP
Three Months Ended March 31,	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2013

Gross premiums written	$103,451		$64,020		$26,321		$193,792
Net premiums written	82,497		45,592		24,877		152,966
Net premiums earned	72,969		44,981		26,201		144,151
Net loss & settlement expenses	41,295	56.6%	15,134	33.6%	5,019	19.2%	61,448	42.6%
Net operating expenses	27,570	37.8%	18,923	42.1%	16,412	62.6%	62,905	43.6%
Underwriting income	$4,104	94.4%	$10,924	75.7%	$4,770	81.8%	$19,798	86.2%

2012

Gross premiums written	$84,368		$63,852		$27,798		$176,018
Net premiums written	62,864		47,669		26,025		136,558
Net premiums earned	63,510		46,992		26,778		137,280
Net loss & settlement expenses	38,869	61.2%	16,066	34.2%	6,948	25.9%	61,883	45.1%
Net operating expenses	24,089	37.9%	19,009	40.5%	17,358	64.8%	60,456	44.0%
Underwriting income	$552	99.1%	$11,917	74.7%	$2,472	90.7%	$14,941	89.1%